UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

ALTERNATIVE STRATEGIES INCOME FUND

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required

[ ]	Fee paid previously with preliminary materials

[ ]	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Alternative Strategies Income Fund

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

NOTICE OF ELECTION OF TRUSTEES BY SHAREHOLDERS’ WRITTEN CONSENT

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the election of three new trustees to the Board of Trustees of Alternative Strategies Income Fund (the "Fund").

As described in the enclosed Information Statement, the Fund's Board of Trustees and a shareholder representing a majority of the Fund's outstanding shares approved the appointment of three new trustees to the Board of Trustees on the terms described herein.

As always, please feel free to contact the Fund at 1-833-860-1407 with any questions you may have.

Sincerely,

Gregrory Sachs

President

Alternative Strategies Income Fund

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Alternative Strategies Income Fund

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

____________

INFORMATION STATEMENT

____________

This Information Statement is furnished by the Board of Trustees (the "Board") of the Alternative Strategies Income Fund (the “Fund” or “Trust”), a Delaware statutory trust. This Information Statement is being sent to shareholders of the Fund on or about September 14, 2025 in lieu of a proxy statement and pursuant to approval by the Board of this Information Statement on August 28, 2025, and approval of the election of the three new trustees by written consent of shareholders of the Fund representing a majority of the outstanding voting securities of the Fund as of September 3, 2025.

The elected status of these three Trustees is effective September 30, 2025.

A copy of the Fund's most recent annual and semi-annual reports on Form N-CSR, including financial statements and schedules, are available at no charge by sending a written request to the Fund, at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, or by visiting www.ltafx.com, or calling the Fund toll-free at 1-833-860-1407.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

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Election of Trustees

Brian Fox, Gregory H. Sachs, and Gary Weiss have been nominated by Gregory Sachs as trustees to the Fund’s Board of Trustees at a board meeting held on [MEETING DATE], 2025 and subsequently elected by Mr. Sachs and other shareholders representing a majority of Fund shares as of September 3, 2025.

Messrs. Fox and Weiss will each serve as a non-interested Trustee of the Fund, as that term is defined in Section 2(a)(19) of the 1940 Act (referred to hereafter as an “Independent Trustee”).

Mr. Sachs is an interested Trustee, as the term is defined in Section 2(a)(19) of the 1940 Act (the “Interested Trustee”). Mr. Sachs is an Interested Trustee of the Fund because of his officer status with respect to the Fund (President) and his affiliation with the Fund’s adviser.

Following the effectiveness of the election of Messrs. Sachs, Fix and Weiss to the Fund’s Board of Trustees, it is expected that Gary Lanzen, John Palancia and Mark Taylor will resign as Trustees.

Information about the Independent Trustees and Nominee Trustees

Incumbent Independent Trustees

Below is information about the Incumbent Independent Trustees and the attributes that qualify them to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee's qualifications. Generally, the Fund believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.

Anthony J. Hertl has over 20 years of business experience in financial services industry and related fields including serving as chair of the finance committee for the Borough of Interlaken, New Jersey and Vice President-Finance and Administration of Marymount College, holds a Certified Public Accountant designation, serves or has served as a member of other mutual fund boards outside of the Fund Complex and possesses a strong understanding of the regulatory framework under which investment companies must operate based on his years of service to this Board and other fund boards.

Gary W. Lanzen has over 20 years of business experience in the financial services industry, holds a Master’s degree in Education Administration, is a Certified Financial Planner ("CFP"), serves as a member of two other mutual fund boards outside of the Fund Complex and possesses a strong understanding of the regulatory framework under which investment companies must operate based on his years of service to this Board and other mutual fund boards.

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Mark H. Taylor has over two decades of academic and professional experience in the accounting and auditing areas, has Doctor of Philosophy, Master’s and Bachelor’s degrees in Accounting, is a Certified Public Accountant and is a Director of the Lynn Pippenger School of Accountancy at the Muma College of Business at the University of South Florida. He serves as a member of two other mutual fund boards outside of the Fund Complex, has served a fellowship in the Office of the Chief Accountant at the headquarters of the United States Securities Exchange Commission, served a three-year term on the AICPA Auditing Standards Board (2008-2011), and like the other Board members, possesses a strong understanding of the regulatory framework under which investment companies must operate based on his years of service to this Board and other mutual fund boards.

John V. Palancia has over 30 years of business experience in financial services industry including serving as the Director of Futures Operations for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. Palancia holds a Bachelor of Science degree in Economics. He also possesses a strong understanding of risk management, balance sheet analysis and the regulatory framework under which regulated financial entities must operate based on service to Merrill Lynch. Additionally, he is well versed in the regulatory framework under which investment companies must operate and serves as a member of three other fund boards.

New Independent Trustees

Below is information about the New Independent Trustees and the attributes that qualify them to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee's qualifications, but that the experience and background of each make them highly qualified. Generally, the Fund believes that a Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.

Brian Fox, CPA, MBA CGMA, is a Managing Partner with Rockmont Partners where he invests in and serves on the Board or Advisory Board to many start-ups, early-stage businesses and investment firms. Mr. Fox is on the Advisory Board for Southern Methodist University’s Masters In Accountancy Program, and served as a mentor in the Inc. 500 Military Entrepreneurs Mentor Program. Brian also serves on the Board of the Nashville Entrepreneur Center, is a founding member of Nashville’s Project FinTech and is on the Advisory Board for the Nashville Capital Network. He completed his MBA at Vanderbilt University’s Owen Graduate School of Management with a dual concentration in Finance and Electronic Commerce where he served as President of the Student Body and received a BBA in Accounting from Southern Methodist University’s Cox School of Business where he was Chairman of the SMU Judicial Board.

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Gary Weiss has a long and distinguished career over the past forty years within the areas of finance and capital markets globally. Most recently, he has managed family office funds related to multiple asset classes spanning both public and private markets. Prior to this he held the position of President and Chief Operating Officer of TradeStation Securities Inc., where he was in charge of all trading, settlement, risk, and controls for TradeStation Securities Inc. Mr. Weiss joined TradeStation in 2009. Prior to his role as President of TradeStation Securities, Mr. Weiss held several key positions within the group including Global head of foreign exchange for Monex group Tokyo (the parent company of TradeStation). While with TradeStation Securities Inc., Mr. Weiss also maintained responsibility for being the Board Chairman and President for IBFX Inc., an RFED Forex firm, as well as Chairman of several major internal committees, including operational risk, settlement counterparty risk, and business continuity risk. Mr. Weiss’ career began in 1984 with Refco Inc. in New York, where he eventually became the Chief Executive Officer and founder of Refco Capital Markets Ltd. He has a Bachelor of Science degree from State University of New York, College at Oneonta, in Business Economics.

New Interested Trustee

Below is information about the New Interested Trustee and the attributes that qualify him to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing the Trustee's qualifications, but that his experience and background makes him highly qualified. Generally, the Fund believes that a Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.

Gregory H. Sachs is the Founder, Chairman and Chief Executive Officer of Sachs Capital Group LP, Chief Executive Officer and Chief Investment Officer of SCG Asset Management LLC. He also serves as the Fund’s portfolio manager. Mr. Sachs is also the founder and former Chairman and Chief Executive Officer of Deerfield Capital Management LLC. In 1993, Mr. Sachs founded Deerfield Capital Management LLC (“Deerfield”) in Chicago where he served as Chairman and Chief Executive Officer. In its early years, Deerfield focused solely on fixed income arbitrage and relative value trading strategies based on the identification of anomalies in global fixed income, futures, options, and derivative markets. In 2004 Mr. Sachs sold a controlling interest in Deerfield to Triarc [NYSE:TRY]. Together they sold (“Deerfield”) in 2007 to a public REIT that Deerfield managed [NYSE:DFR]. When Deerfield was sold, it had approximately $17 billion under management. He received both an M.S. in Quantitative Analysis and Finance and a B.B.A. in Actuarial Science and Quantitative Analysis from the University of Wisconsin at Madison.

Additional information about the Trustees and officers, including their address (unless otherwise noted, the address of each Trustee and Officer is 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246), age, principal occupation, and other directorships held during the past five years, is set forth in the following tables.

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Incumbent Independent Trustees

Name, Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Anthony J. Hertl Born in 1950	Trustee Since June 2010; Chairman of the Board Since 2013.	Consultant to small and emerging businesses (since 2000).	1	Satuit Capital Management Trust (2007-2019); Northern Lights Fund Trust (since 2005); Northern Lights Variable Trust (since 2006).
Gary W. Lanzen Born in 1954	Trustee Since June 2010.	Founder and President, Orizon Investment Counsel, LLC (since 2000); Chief Investment Officer (2006 -2010); Partner, Orizon Group, Inc. (a financial services company) (2002-2006).	1	AdvisorOne Funds (since 2003); Northern Lights Fund Trust (since 2005); Northern Lights Variable Trust (since 2006); CLA Strategic Allocation Fund (2014-2015)
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Mark H. Taylor Born in 1964	Trustee Since June 2010.

PhD (Accounting), CPA; Professor and Director, Lynn Pippenger School of Accountancy, Muma College of Business, University of South Florida (2019 – present); Professor and Department of Accountancy Chair, Case Western Reserve University (2009-2019); President, American Accounting Association (AAA) since August 2022 (President-Elect 2022-2023, President 2023-2024; Past President 2024-2025). AAA Vice President-Finance (2017-2020); President, Auditing Section of the AAA; Member, AICPA Auditing Standards Board (2009-2012); Academic Fellow, Office of the Chief Accountant, United States Securities Exchange Commission

(2005-2006); Center for Audit Quality research grants

(2014, 2012).

			1	Northern Lights Fund Trust (since 2007); Northern Lights Fund Trust III (since 2012); Northern Lights Variable Trust (since 2007).
John V. Palancia Born in 1954	Trustee Since 2012	Retired (since 2011). Formerly, Director of Futures Operations, Merrill Lynch, Pierce, Fenner & Smith Inc. (1975-2011).	1	Northern Lights Variable Trust (since 2011); Northern Lights Fund Trust (since 2001); Northern Lights Fund Trust III (since 2012).

Officers

Name, Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
James Colantino Born in 1969	Treasurer Since 2017	Senior Vice President - Fund Administration (2012-Present)	N/A	N/A
Stephanie Shearer Born in 1979	Secretary Since February 2013.

Director of Legal Administration, Ultimus Fund Solutions, LLC (since 2022) Manager of Legal Administration, Gemini Fund Services, LLC (2018-2022); and Senior Paralegal, Gemini Fund Services, LLC

(from 2013 - 2018).

			N/A	N/A
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Michael Nanosky Born 1966	Chief Compliance Officer Since May, 2024

Vice President-Senior Compliance Officer, Northern Lights Compliance Services, LLC (since 2020); Vice President, Chief Compliance Officer for Williamsburg Investment Trust (2020-current); Senior Vice President- Chief Compliance Officer, PNC Funds

(2014-2019).

		N/A	N/A

* The term of office for each Trustee and officer listed above will continue indefinitely.

** The term "Fund Complex" refers to the Alternative Strategies Incomed Fund.

New Independent Trustees

Name, Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Brian Fox Born in [YEAR]	Trustee Since September 30, 2025	[ ]	1	N/A
Gary Weiss Born in [YEAR]	Trustee Since September 30, 2025	[ ]	1	N/A

* The term of office for each Trustee and officer listed above will continue indefinitely.

** The term "Fund Complex" refers to the Alternative Strategies Incomed Fund.

New Interested Trustee and Officer

Name, Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Gregory Sachs Born in 1965	Trustee Since [ ], 2025 President Since June 2022	Chairman and Chief Executive Officer of Sachs Capital Group LP and SCG Asset Management LLC (since 2020)	1	N/A

* The term of office for each Trustee and officer listed above will continue indefinitely.

** The term "Fund Complex" refers to the Alternative Strategies Incomed Fund.

Board Leadership Structure

The Trust is led by Anthony Hertl, an Independent Trustee, who has served as the Chairman of the Board since July 2013. The Board is comprised of Mr. Hertl and three (3) additional Independent Trustees Additionally, under certain 1940 Act governance

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guidelines that apply to the Trust, the Independent Trustees will meet in executive session, at least quarterly. Under the Trust’s Governing Documents, the Chairman of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. Generally, the Trust believes it best to have a non-executive Chairman of the Board, who together with the President (principal executive officer), are seen by our shareholders, business partners and other stakeholders as providing strong leadership. The Trust believes that its Chairman, the independent chair of the Audit Committee, and, as an entity, the full Board, provide effective leadership that is in the best interests of the Trust, its Funds and each shareholder.

Board Risk Oversight

The Board has a standing independent Audit Committee with a separate chair, Mark H. Taylor. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Ownership

The following table indicates the dollar range of equity securities that each Trustee and Nominee Trustees beneficially owned in the Fund as of June 30, 2025.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Anthony J. Hertl	None	None
Brian Fox	None	None
Gary Lanzen	None	None
Mark H. Taylor	None	None
John V. Palancia	None	None
Gregory H. Sachs	Over $100,000	Over $100,000
Gary Weiss	None	None

Compensation

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Each Trustee who is not affiliated with the Trust or Adviser will receive a quarterly fee of $1,500, as well as reimbursement for any reasonable expenses incurred attending the meetings. None of the executive officers receive compensation from the Trust.

The table below details the amount of compensation the Trustees received from the Trust during the fiscal period ended June 30, 2025. The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name and Position	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Directors
Anthony J. Hertl	$6,000	None	None	$6,000
Gary Lanzen	$6,000	None	None	$6,000
Mark H. Taylor	$6,000	None	None	$6,000
John V. Palancia	$6,000	None	None	$6,000

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on June 15, 2010. The Board oversees the activities of the Fund. Like other registered investment companies, the Fund retains various organizations to perform specialized services. SCG Asset Management, LLC, located at 2132 Deep Water Lane, Suite 240A, Naperville, IL 60564 as serves as the investment adviser to the Fund. Ultimus Fund Solutions, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022 serves as the Fund's administrator, accounting agent and transfer agent. Ladenburg Thalman & Co. Inc., located at 640 5th Avenue, 4th Floor, New York, NY 10019, serves as the principal underwriter and acts as the distributor of the Fund. U.S. Bank, located at 1555 N. River Center Drive, Milwaukee, WI 53212, serves as custodian for the Fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Shareholders owning more than 25% of the shares of a fund who have the power to vote those shares are presumed to "control" a fund, as that term is defined under the 1940 Act. Persons controlling a fund can generally determine the outcome of any proposal submitted to the shareholders of that fund for approval. As of the September 3, 2025, the following shareholders were considered to be either a control person or principal (at least 5%) shareholder of the Fund:

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Name and Address	Shares	Percent Ownership	Type of Ownership
[NAME OF SHAREHOLDER] [ADDRESS]	[ ]	[ ]%	Record
[NAME OF SHAREHOLDER] [ADDRESS]	[ ]	[ ]%	Record

SECURITY OWNERSHIP OF MANAGEMENT

As of the September 3, 2025, the officers and Trustees owned an aggregate of approximately [ ]% of the Fund.

COSTS OF INFORMATION STATEMENT

The cost of preparing and mailing this Information Statement will be borne by the Adviser. The estimated cost of these services is approximately $8,000.

SHAREHOLDER PROPOSALS AND MEETINGS

The Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received within a reasonable time before the Fund's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. Such proposals should be sent to the attention of the Fund's Secretary c/o Ultimus Fund Solutions, LLC, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

COMMUNICATIONS WITH THE BOARD

The Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, a shareholder of the Trust wishing to communicate with the Board may do so in writing, signed by the shareholder and setting forth: (a) the name and address of the shareholder; (b) the number of shares of the Fund owned by the shareholder; and (c) if the shares are owned indirectly through a broker or other record owner, the name of the broker or other record owner. These communications should be addressed as follows: Secretary, Alternative Strategies Income Fund, c/o Ultimus Fund Solutions, LLC, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

The Secretary of the Trust is responsible for collecting, reviewing, and organizing all properly submitted shareholder communications. With respect to each properly-submitted shareholder communication, the Secretary, in most instances, either will: (i) provide a copy of the communication to the appropriate Committee of the Board or to the full Board at the Committee's or Board's next regularly-scheduled meeting; or (ii) if the Secretary determines that the communication requires more immediate attention, forward the communication to the appropriate Committee of the Board or to the full Board promptly after receipt.

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The Secretary, in good faith, may determine that a shareholder communication should not be provided to the appropriate Committee of the Board or to the full Board because the communication: (i) does not reasonably relate to the Trust or the Trust's operations, management, activities, policies, service providers, Board of Trustees, or one of the Committees of the Board, officers, or shareholders, or other matters relating to an investment in the Trust; or (ii) is ministerial in nature (such as a request for Trust literature, share data, or financial information).

INFORMATION STATEMENT DELIVERY

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, write the Trust at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, or by calling the Trust toll-free at 1-833-860-1407.

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